UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

People’s United Financial, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-8447891
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

850 Main Street

Bridgeport, Connecticut 06604

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A, $0.01 Par Value Per Share	Nasdaq Global Select Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box  ☒.

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box  ☐.

Securities Act registration statement file number to which this form relates:

333-213710

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.	Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the 10,000,000 shares of People’s United Financial, Inc.’s Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share, with a liquidation preference of $25.00 per share (the “Preferred Stock”). The terms of the Preferred Stock are described under the headings “Description of capital stock” and “Description of preferred stock” in the prospectus supplement, dated October 24, 2016, as originally filed with the Securities and Exchange Commission (the “Commission”) on October 25, 2016 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, to the prospectus (together, the “Prospectus”) included in the Registrant’s Registration Statement on Form S-3 (Registration No. 333-213710) (the “Registration Statement”), as originally filed with the Commission on September 20, 2016. Such information, as it may hereafter be amended or supplemented and filed as part of an amendment to the Registration Statement of which the Prospectus forms a part or otherwise pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated by reference.

Item 2.	Exhibits.

The following Exhibits are incorporated herein by reference:

Exhibit Number	Description

3.1	Third Amended and Restated Certificate of Incorporation of People’s United Financial, Inc. (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2013)

3.1(a)	Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of People’s United Financial, Inc. (incorporated by reference to Exhibit 3.1(a) to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2016)

3.2	Seventh Amended and Restated Bylaws of People’s United Financial, Inc. (incorporated by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2013)

4.1	Certificate of Designations of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A of People’s United Financial, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 31, 2016)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

People’s United Financial, Inc.

By:	/s/ Robert E. Trautmann
Robert E. Trautmann, Esq.
Senior Executive Vice President and General Counsel

Dated: October 31, 2016

Exhibit Index

Exhibit Number	Description

3.1	Third Amended and Restated Certificate of Incorporation of People’s United Financial, Inc. (incorporated by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2013)

3.1(a)	Certificate of Amendment of Third Amended and Restated Certificate of Incorporation of People’s United Financial, Inc. (incorporated by reference to Exhibit 3.1(a) to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2016)

3.2	Seventh Amended and Restated Bylaws of People’s United Financial, Inc. (incorporated by reference to Exhibit 3.2 to the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2013)

4.1	Certificate of Designations of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series A of People’s United Financial, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 31, 2016)